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                                                                     Exhibit 5.2

               [ON LETTERHEAD OF CASSELS BROCK & BLACKWELL LLP]



September 18, 2000



TRAVELBYUS COM LTD.
204-3237 King George Highway
South Surrey, British Columbia
V4P 1B7

Dear Sirs:

Re:     Registration Statement on Form S-4 (File No. 333-40352)

We refer to the Form S-4 Registration Statement of Aviation Group, Inc., a corporation incorporated pursuant to the laws of Texas ("Aviation"), filed with the Securities and Exchange Commission (the "SEC") and the Joint Proxy Statement/Prospectus and Prospectus Supplement contained therein (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), a certain number of shares of Aviation's common stock, $0.01 par value per share and a certain number of shares of Aviation's Series C convertible preferred stock, $0.01 par value. The exchangeable shares (the "Exchangeable Shares") are to be issued in exchange for all of the issued and outstanding common shares (the "Travelbyus Common Shares") in the capital of travelbyus.com ltd., a corporation incorporated pursuant to the laws of the Province of Ontario ("Travelbyus"). The Exchangeable Shares are to be issued in connection with a proposed arrangement to be completed pursuant to the provisions of the Business Corporations Act, Ontario (the "Arrangement") and the Arrangement Agreement and Plan of Arrangement, dated as of May 3, 2000 (the "Arrangement Agreement") among Travelbyus, Aviation and Aviation's wholly-owned subsidiary, Aviation Group Canada Ltd.

The issuance of the Exchangeable Shares is dependent upon the approval by the requisite number of shareholders of Travelbyus of the Arrangement and the Arrangement Agreement, including without limitation, the approval of an amendment to the articles of incorporation of Travelbyus (the "Amendment") authorizing and approving, among other things, the creation of the Exchangeable Shares and the conversion of the issued and outstanding Travelbyus Common Shares in to the Exchangeable Shares. The creation of the Exchangeable Shares and the conversion of the issued and outstanding Travelbyus
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Common Shares into the Exchangeable Shares is also subject to requisite regulatory approval, including without limitation, the approval of The Toronto Stock Exchange (the "TSE").

We have examined originals or copies, certified or identified to our satisfaction, of the constating documents and by-laws of Travelbyus and of such corporate records of Travelbyus, certificates of public officials, officers of Travelbyus and such other documents and we have considered such questions of law and we have made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies of facsimiles thereof and the authenticity of originals of such certified, conformed or photostatic copies of facsimiles. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinions set forth below.

We are solicitors qualified to carry on the practice of law in the Province of Ontario and we express no opinion as to any laws or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Province of Ontario in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

1. Assuming that both the Arrangement and the Amendment are properly approved and effected by the requisite number of shareholders of Travelbyus as set forth in the Registration Statement, all necessary corporate action on the part of Travelbyus will have been taken to authorize the issuance of the Exchangeable Shares in exchange for the Travelbyus Common Shares.

2. Assuming that both the Arrangement and the Amendment are properly approved and effected by the requisite number of shareholders of Travelbyus as set forth in the Registration Statement and that Travelbyus receives all requisite regulatory approvals in connection therewith, including without limitation, the approval of the TSE, if, as and when the Exchangeable Shares are issued and delivered by Travelbyus in accordance with their terms and as contemplated by the Registration Statement, the Exchangeable Shares will be duly issued as fully paid, and non-assessable shares.
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We hereby consent to the reference to our firm in the Joint Proxy
Statement/Prospectus and the Prospectus Supplement, which constitute a part of the Registration Statement referred to above. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent.

                                        Sincerely,

                                        /s/ Cassels Brock & Blackwell LLP
                                        CASSELS BROCK & BLACKWELL LLP